EXHIBIT 22

[LETTERHEAD OF TELEHUBLINK CORPORATION]


                                 Subsidiaries
                                 ------------

 .  wirelessencryption.com Inc.

 .  COMSEC Solutions, LLC

 .  3709361 Canada Inc